As filed with the Securities and Exchange Commission on August 24, 2001
                             Registration No. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              -------------------

                                   Form S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                              -------------------

                          PANAMERICAN BEVERAGES, INC.
            (Exact name of registrant as specified in its charter)


       Republic of Panama                             Not Applicable
  (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)

                              c/o Panamco, L.L.C.
                         701 Waterford Way, Suite 800
                             Miami, Florida 33126
                   (Address of Principal Executive Offices)

                             Equity Incentive Plan
                           (Full title of the plan)


      Carlos Hernandez-Artigas, Esq.                         Copy to:
            c/o Panamco, L.L.C.                    William J. Whelan, III, Esq.
       701 Waterford Way, Suite 800                   Cravath, Swaine & Moore
           Miami, Florida 33126                          825 Eighth Avenue
              (305) 929-0800                         New York, New York 10019
   (Name, address and telephone number,                   (212) 474-1000
including area code, of agent for service)


                                                   CALCULATION OF REGISTRATION FEE


                   Title of                         Amount        Proposed maximum       Proposed maximum      Amount of
                  Securities                        to be        offering price per     aggregate offering    registration
               to be registered                  registered(1)         share(2)               price(2)             fee

Class A Common Stock, par value $0.01 per share  7,645,941            $18.76             $143,437,853.16       $35,859.46

Class A Common Stock, par value $0.01 per share   306,000             $13.75               $4,207,500         $1,051.88

Class A Common Stock, par value $0.01 per share   417,400             $14.375              $6,000,125          $1500.03

Class A Common Stock, par value $0.01 per share  1,069,977           $14.6875            $15,715,287.19       $3,928.82

Class A Common Stock, par value $0.01 per share  1,396,833           $15.6875            $21,912,817.69       $5,478.20

Class A Common Stock, par value $0.01 per share   527,200             $17.50               $9,226,000         $2,306.50

Class A Common Stock, par value $0.01 per share    40,000             $17.84                $713,600           $178.40

Class A Common Stock, par value $0.01 per share    6,500              $17.95                $116,675            $29.17

Class A Common Stock, par value $0.01 per share    18,000             $18.30                $329,400            $82.35

Class A Common Stock, par value $0.01 per share    15,000             $19.25                $288,750            $72.19

Class A Common Stock, par value $0.01 per share  1,139,400            $21.125             $24,069,825         $6,017.46

Class A Common Stock, par value $0.01 per share   351,400            $23.4375            $8,235,937.50        $2,058.98

Class A Common Stock, par value $0.01 per share   500,400            $29.9375             $14,980,725         $3,745.18

                     TOTAL                       13,434,051                             $249,234,495.54      $62,308.62

(Footnotes on following page)



(1) This registration statement covers 13,434,051 shares of Class A common stock, par value $0.01 per share, of Panamerican Beverages, Inc. ("Panamco") which may be sold upon the exercise of stock options or the vesting of restricted stock which may be or have been granted under Panamco's Equity Incentive Plan. The maximum number of shares which may be sold under the Equity Incentive Plan is subject to adjustment in accordance with certain anti- dilution and other provisions of the Equity Incentive Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, this registration statement includes, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 as follows: (i) in the case of shares of common stock which may be purchased upon exercise of outstanding options or the vesting of restricted stock, the fee is calculated on the basis of the price at which the options may be exercised or the restricted stock was granted; and (ii) in the case of shares of common stock for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of common stock as quoted on the New York Stock Exchange on August 20, 2001 (within 5 business days prior to filing this registration statement).

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


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents, which have been filed by Panamerican Beverages, Inc. ("Panamco") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement as of their respective dates:

          (a) Panamco's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2000; and

          (c) The description of Panamco's common stock contained in Panamco's Registration Statement on Form F-1, as amended (File No. 33-76438), filed April 29, 1994.

          All documents filed or subsequently filed by Panamco pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities described herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          The validity of the common stock being offered hereby has been passed upon for Panamco by Carlos Hernandez-Artigas. Mr. Hernandez-Artigas, as an employee of Panamco, is a participant in the Equity Incentive Plan.

Item 6.   Indemnification of Directors and Officers.

          Panamco's Restatement of Articles of Incorporation provides that to the fullest extent permitted by Panamanian law, a director of Panamco shall not be personally liable to Panamco, the shareholders of Panamco or any third party for damages, monetary or otherwise, for breach of duty as a director. If the General Corporation Law of the Republic of Panama or any other applicable law is amended to authorize corporate action further eliminating or limiting the

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personal liability of directors, then the liability of a director of
Panamco shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the Republic of Panama or such other law, as so amended. Any repeal or modification of the foregoing provision by the shareholders of Panamco shall not adversely affect any right or protection of a director of Panamco existing at the time of such repeal or modification.

          Panamco's Amended and Restated By-laws provide that Panamco shall indemnify any person (including the heirs, executors, administrators or estate of such person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of Panamco, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the General Corporation Law (Law 32 of 1927) of the Republic of Panama, and any other applicable law, as from time to time in effect. Such indemnification shall include advancement of expenses in advance of the final disposition of such action, suit or proceedings, subject to the provisions of any applicable law. Such right of indemnification shall not be deemed exclusive of any other rights to which such director of officer may be entitled apart from the foregoing provisions. Any repeal or modification of the foregoing provisions shall not affect any rights or obligations existing at the time of such repeal or modification.

Item 7.   Exemption from Registration Claimed.

          Not Applicable.

Item 8.   Exhibits.

          The Exhibits to this registration statement are listed in the
Exhibit Index.

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


Item 9.   Undertakings.

          (a)  The undersigned hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

          provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Panamco pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Panamco's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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


          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Panamco pursuant to the foregoing provisions, or otherwise, Panamco has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Panamco of expenses incurred or paid by a director, officer or controlling person of Panamco in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Panamco will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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



                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 24th day of August, 2001.

                                        PANAMERICAN BEVERAGES, INC.


                                          by   /s/ Paulo J. Sacchi
                                            ------------------------------
                                            Name:  Paulo J. Sacchi
                                            Title: Senior Vice President,
                                                   Chief Financial Officer
                                                   and Treasurer



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




                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Paulo J. Sacchi, and Carlos Hernandez-Artigas, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


             Signature                             Title                             Date

(I)  PRINCIPAL EXECUTIVE OFFICERS


      /s/ William G. Cooling             Chairman of the Board, Chief           August 22, 2001
-------------------------------------    Executive Officer and Director
           William G. Cooling


      /s/ Henry A. Schimberg             Vice Chairman of the Board and         August 22, 2001
-------------------------------------    and Director
           Henry A. Schimberg

(II)  PRINCIPAL FINANCIAL OFFICER AND
      PRINCIPAL ACCOUNTING OFFICER


      /s/ Paulo J. Sacchi                Senior Vice President, Chief           August 22, 2001
-------------------------------------    Financial Officer and Treasurer
           Paulo J. Sacchi


(III) DIRECTORS



      /s/ Alejandro Jimenez              President, Chief Operating             August 22, 2001
-------------------------------------    Officer and Director
           Alejandro Jimenez



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



             Signature                             Title                             Date



-------------------------------------    Director
           Gustavo A. Cisneros



-------------------------------------    Director
           Oswaldo J. Cisneros


      /s/ Gary P. Fayard                                                        August 22, 2001
-------------------------------------    Director
           Gary P. Fayard



-------------------------------------    Director
           Luis Fernando Furlan


      /s/ Wade T. Mitchell                                                      August 22, 2001
-------------------------------------    Director
           Wade T. Mitchell


      /s/ James J. Postl                                                        August 22, 2001
-------------------------------------    Director
           James J. Postl



-------------------------------------    Director
           Houston Staton


      /s/ Stuart A. Staton                                                      August 22, 2001
-------------------------------------    Director
           Stuart A. Staton


      /s/ Woods W. Staton Welten                                                August 22, 2001
-------------------------------------    Director
           Woods W. Staton Welten



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


                                 EXHIBIT INDEX


Exhibit Number      Description

4.1 Restatement of Articles of Incorporation (incorporated by reference to Panamco's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, File No. 1-12290)

4.2 Amended and Restated By-laws (incorporated by reference to Panamco's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, File No. 1-12290)

5.1                 Opinion of Carlos Hernandez-Artigas

10.1                Equity Incentive Plan, as amended and restated

23.1                Consent of Arthur Andersen LLP

23.2 Consent of Carlos Hernandez-Artigas (contained in the opinion filed as Exhibit 5.1 hereto)

24.1                Power of Attorney (included on Signature Page)


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